Exhibit 99.1

News Release

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
October 25, 2007	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS REPORTS THIRD QUARTER RESULTS

Note: Harte-Hanks will hold a third quarter earnings conference call on October 25, 2007 at 10 a.m. CDT. The conference call number is (800) 988-9498 for domestic callers and (210) 234-0029 for international callers, pass-code 121693. The conference call will also be audio Webcast. To access the audio Webcast, please go to https://e-meetings.verizonbusiness.com, conference number 5412999, pass-code 121693. There will be an audio replay available shortly after the call through November 2, 2007. To access the audio replay, please call (888) 566-0696 for domestic callers or (402) 998-0826 for international callers, pass-code 121693.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported third quarter 2007 diluted earnings per share of $0.30 on revenues of $286.7 million. These results compare to diluted earnings per share of $0.35 on $294.7 million in revenues for the third quarter of 2006.

The following table presents financial highlights of the company’s operations for the third quarter of 2007 and 2006, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended September 30,
	2007	2006	% Change
Operating revenues	$286,696	$294,681	-2.7%
Operating income	40,000	44,606	-10.3%
Net income	21,882	27,663	-20.9%
Diluted earnings per share	0.30	0.35	-14.3%
Diluted shares (weighted average common and common equivalent shares outstanding)	73,491	79,855	-8.0%

For the three months ended September 30, 2007, the company generated free cash flow (defined below) of $25.6 million, down from $28.1 million in the prior year’s third quarter.

For the nine months ended September 30, 2007, the company’s revenues were down 1.3% to $859.9 million and operating income was down 13.3% to $117.7 million. Diluted earnings per share for the nine months ended September 30, 2007 were $0.87, compared to $1.00 for the 2006 nine-month period.

Commenting on the third quarter 2007 performance, Chief Executive Officer Richard Hochhauser said, “Our overall third quarter results reflect a continuation of the trends we have seen since the beginning of this year, primarily the continued deterioration in Shoppers revenue. On the positive side, Direct Marketing turned in a solid performance at the bottom line. Overall results were negatively impacted by $4.6 million of restructuring costs related to transition costs and actions to improve short-term performance and set the stage for longer term growth in revenue and profits, and by a tax rate in this year’s third quarter that is 4 percentage points higher than last year’s third quarter. The combination of the restructuring costs and tax rate variance negatively impacted our third quarter earnings by six cents per share.”

Discussing the performance of individual business segments, Dean Blythe, President and Chief Financial Officer, said, “Direct Marketing revenue was up 4.1%, with EBITDA up 8.0% and operating income up 9.2% compared to the prior year’s third quarter. We had positive operating leverage this quarter even with approximately $1.6 million in restructuring costs. These costs were incurred in connection with flattening our Direct Marketing organization with the goals of making us more efficient and bringing our sales, marketing, and operations closer to our customers. Our high tech/telecom vertical had strong year-over-year double-digit revenue growth in the quarter, and our select vertical had growth in the mid-single digits over the prior year. Our pharma healthcare vertical was up low-single digits, while retail was essentially flat. Our financial vertical continued to struggle and showed a double-digit revenue decline.”

Turning to Shoppers performance, Blythe said, “The Shoppers negative performance trend continued, with revenue down 12.6%, EBITDA down 16.4%, and operating income down 19.2% from the third quarter of 2006. We continue to face a difficult revenue environment primarily attributable to the condition of the real estate and associated financing markets in the California and Florida geographies in which we operate. The impact has become more pronounced throughout the year, and has affected virtually all revenue categories. We see this trend continuing at least into the first part of 2008. The steps we have taken and are continuing to take will not only reduce costs but also align the organization with the realities of the revenue environment and performance. With the accelerating rates of revenue decline throughout 2007, we know revenue comparisons in 2008 – particularly the first half or three quarters – will be difficult. But we also believe that California and Florida are excellent long-term markets and that the effectiveness of our product will serve us well.”

“We incurred approximately $4.6 million of expenses in the quarter across the entire company in connection with transition costs, reducing headcount, and adjusting our fixed cost base,” Blythe continued. “The year-to-date total of such measures is more than $7 million. In addition to generating savings, we believe these actions will increase operating effectiveness. The associated expenses will exceed the savings that we will see from such actions in 2007, but we expect the result of these actions will be an approximately $14 million reduction in our 2008 cost base.”

Concluding, Blythe said, “This has been a difficult year for us. Direct Marketing did show good operating leverage in this quarter, but we have opportunity to improve the rate of revenue growth in this business and are committed to doing so. We expect the market conditions for Shoppers revenue performance will continue and not stabilize until at least after the first part of 2008. With year-to-date earnings per share down 13 cents compared to the same period last year, we will obviously deliver lower earnings per share in 2007 than we had in 2006. As we continue to review all facets of the organization, it is unlikely that we will make up any of this shortfall before the year is over. These results are disappointing for everyone. But we believe in and are excited about the businesses we are in despite this difficult year. We have fundamentally sound and strong businesses in attractive markets. Shoppers has a unique, highly effective product that has delivered outstanding results for its advertisers for decades, and continues to do so. We also remain confident that we have enormous opportunities to drive revenue in our Direct Marketing business given both the cost-effective and measurable results of programs we perform, and our deep roster of blue chip customers. Yet we still have much to do and recovery will take time. We are confident, however, that the actions we have and will continue to take coupled with the fundamental strengths of each of our businesses will result in improved performance.”

Highlights of the third quarter included:

Direct Marketing:

•

Harte-Hanks renewed a contract with a national agency for a building product manufacturer to provide prospect targeting and direct mail services and also renewed a three-year contract with a worldwide consumer and industrial products company to provide rebate fulfillment services.

•

A large specialty retailer awarded Harte-Hanks a three year contract to provide a database and digital marketing solution. Harte-Hanks was also selected to supply fulfillment and print-on-demand services for both a worldwide consumer electronics company and a leading financial services provider. Additionally, a global pharmaceutical company engaged Harte-Hanks to provide a multi-channel communication program for patients in Europe.

•

A Western U.S. regional department store chain chose Harte-Hanks to build and manage an Allink® Advantage database marketing solution, implement the Postfuture® e-mail marketing platform and deliver a range of integrated services including strategic planning, data consolidation, loyalty and retention program development, and behavioral analytics.

•	Harte-Hanks announced that it will open a new customer care and technical support contact center facility in Texarkana, TX, with plans for the center to be operational by first quarter of 2008.

•

Harte-Hanks Trillium Software® announced the release of TS Insight Version 2.0, the latest version of its data quality dashboard product to monitor enterprise-owned data assets and applications. Also announced was the release of Trillium Software System® Version 11, a completely integrated platform for the delivery of global data quality.

Shoppers:

•

In September, Harte-Hanks Shoppers implemented an internal restructuring to streamline the company’s Shoppers segment from six operating units into three operating units: the California PennySaver unit, the Florida Flyer unit and the Shopper digital unit. The new three unit structure will allow faster movement in a changing marketplace and will better position the company to grow market share and reduce the cost of doing business. Mike Paulsin will lead our California effort, Carlos Guzman will continue to lead our Florida effort, and Loren Dalton will continue in his role as President of the digital business. All three will continue to report to Pete Gorman, President of Shoppers.

Corporate:

•	Harte-Hanks paid a regular cash dividend of 7.0 cents per share on September 14, 2007 to shareholders of record on September 6, 2007.

•

During the third quarter, Harte-Hanks purchased 1.9 million shares of its common stock. There are approximately 6.5 million shares remaining from repurchase authorizations at September 30, 2007. Since January 1997 the company has acquired approximately 55.4 million shares (split adjusted) under its repurchase program.

•

Harte-Hanks announced the corporate appointment of Dean Blythe (formerly Executive Vice President and Chief Financial Officer) to the position of President of Harte-Hanks, a position previously held by the company’s Chief Executive Officer, Richard Hochhauser. Blythe will remain Chief Financial Officer until a successor is named. Hochhauser will remain Chief Executive Officer until early 2008, when Blythe will assume the role of Chief Executive Officer. Hochhauser will serve as a consultant to the company for a three-year period beginning in early 2008, and will continue as a member of the board of directors until his current term expires at the company’s 2008 annual meeting.

•	Harte-Hanks announced that Gary Skidmore has been promoted to President, Direct Marketing, a newly created position. Skidmore will also continue to serve as an Executive Vice President of Harte-Hanks.

About Harte-Hanks:

Harte-Hanks, Inc. is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value – a process of “customer optimization” – organized around five strategic considerations: Information (data collection/management) – Opportunity (data access/utilization) – Insight (data analysis/interpretation) – Engagement (knowledge application) – Interaction (program execution). Expert in integrating this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with approximately 13 million circulation each week in California and Florida. PennySaverUSA.com, the Web site of Harte-Hanks Shoppers, displays the ads published in the print versions of the PennySaver and The Flyer publications, and is a leader in the aggregation of online classified ads from free community papers and shoppers across the country.

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For more information, contact: President and Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business, (5) competitive factors, (6) acquisition and development plans, and (7) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may impact local advertising expenditures in our Shoppers publications, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending, (3) the financial condition and marketing budgets of our clients, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) the number of shares that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
In thousands, except per share data	2007	2006	2007	2006

Operating revenues	$286,696	$294,681	$859,869	$871,448
Operating expenses:
Labor	117,589	107,966	348,381	326,367
Production and distribution	97,743	109,406	298,285	317,395
Advertising, selling, general and administrative	22,236	24,070	67,886	67,069
Depreciation and amortization	9,128	8,633	27,623	24,893

	246,696	250,075	742,175	735,724

Operating income	40,000	44,606	117,694	135,724

Other expenses (income):
Interest expense	3,346	1,485	9,603	3,353
Interest income	(110)	(48)	(414)	(159)
Other, net	412	114	766	843

	3,648	1,551	9,955	4,037

Income before income taxes	36,352	43,055	107,739	131,687
Income tax expense	14,470	15,392	42,635	50,052

Net income	$21,882	$27,663	$65,104	$81,635

Basic earnings per common share	$0.30	$0.35	$0.89	$1.02

Weighted-average common shares outstanding	72,249	78,318	73,454	79,990

Diluted earnings per common share	$0.30	$0.35	$0.87	$1.00

Weighted-average common and common equivalent shares outstanding	73,491	79,855	74,850	81,599

Harte-Hanks, Inc.
Balance Sheet Data (Unaudited)

In thousands	September 30, 2007	December 31, 2006

Cash and cash equivalents	$27,037	$38,270

Long-term debt	220,000	205,000

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended September 30,			Nine months ended September 30,
In thousands	2007	2006	% Change	2007	2006	% Change

OPERATING REVENUES:
Direct Marketing	$181,313	$174,122	4.1%	$526,958	$512,248	2.9%
Shoppers	105,383	120,559	-12.6%	332,911	359,200	-7.3%

Total operating revenues	$286,696	$294,681	-2.7%	$859,869	$871,448	-1.3%

OPERATING INCOME:
Direct Marketing	$27,606	$25,276	9.2%	$72,368	$74,237	-2.5%
Shoppers	17,926	22,174	-19.2%	57,015	70,374	-19.0%
General corporate expense	(5,532)	(2,844)	-94.5%	(11,689)	(8,887)	-31.5%

Total operating income	$40,000	$44,606	-10.3%	$117,694	$135,724	-13.3%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$6,843	$6,625	3.3%	$21,016	$18,877	11.3%
Shoppers	2,280	2,004	13.8%	6,592	6,003	9.8%
General corporate expense	5	4	25.0%	15	13	15.4%

Total depreciation and amortization	$9,128	$8,633	5.7%	$27,623	$24,893	11.0%

Reconciliation of Net Income to Free Cash Flow

	Three months ended September 30,			Nine months ended September 30,
In thousands	2007	2006		2007	2006
Net Income	$21,882	$27,663		$65,104	$81,635
Add: After-tax stock-based compensation (Note 1)	1,209	1,219		3,347	3,450
Add: depreciation and amortization	9,128	8,633		27,623	24,893
Less: capital expenditures	6,637	9,399		20,570	26,789

Free cash flow	$25,582	$28,116		$75,504	$83,189

Note 1: Pre-tax compensation expense was $2,008 and $1,897 for the three months ended September 30, 2007 and 2006, respectively.
Pre-tax compensation expense was $5,540 and $5,556 for the nine months ended September 30, 2007 and 2006, respectively.

Reconciliation of Net Income to EBITDA
	Three months ended September 30,			Nine months ended September 30,
In thousands	2007	2006		2007	2006
Net Income	$21,882	$27,663		$65,104	$81,635
Add: Depreciation and amortization	9,128	8,633		27,623	24,893
Interest expense, net and non-operating, net	3,648	1,551		9,955	4,037
Income tax expense	14,470	15,392		42,635	50,052

EBITDA	$49,128	$53,239		$145,317	$160,617

EBITDA by Segment:
Direct Marketing	$34,449	$31,901		$93,384	$93,114
Shoppers	20,206	24,178		63,607	76,377
Corporate	(5,527)	(2,840)		(11,674)	(8,874)

	$49,128	$53,239		$145,317	$160,617